UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

August 5, 2014

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

NEWS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-35769	46-2950970
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 416-3400

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of the 2013 Long-Term Incentive Plan

On August 6, 2014, the Board of Directors (the “Board”) of News Corporation (the “Company”) approved the amended and restated News Corporation 2013 Long-Term Incentive Plan (the “Amended and Restated LTIP”), effective August 6, 2014. The original plan was amended to include a definition of “change in control,” which is defined as (1) any person or group, or any successor to such person or group, not controlled by the Murdoch family controlling or being entitled to control by contract or otherwise a percentage of the voting power of the Company greater than that held by the Murdoch family at such time; (2) during any twelve-month period, individuals, who at the beginning of such period, constitute the Board (and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved) ceasing to constitute a majority of the Board; (3) approval by the stockholders of the Company of a merger or consolidation of the Company with any other corporation and such merger or consolidation is consummated, subject to certain exceptions; or (4) approval by the stockholders of the Company of an agreement for the sale or distribution of all or substantially all of the Company’s assets and such sale or disposition is consummated. The inclusion of the “change of control” definition in the Amended and Restated LTIP is intended to clarify the events that trigger a “change in control,” and does not increase the benefits or awards issuable under the original plan.

Except as described above, the Amended and Restated LTIP does not modify the original plan.

The description of the Amended and Restated LTIP is qualified in its entirety by the full text of the Amended and Restated LTIP, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Employment Agreement of Robert J. Thomson

On August 5, 2014, the Compensation Committee of the Board approved the Amended and Restated Employment Agreement (the “Amended and Restated Agreement”), effective August 5, 2014, between NC Transaction, Inc., a subsidiary of the Company, and Robert J. Thomson, Chief Executive Officer of the Company. The Amended and Restated Agreement amends the annual bonus provision in Mr. Thomson’s employment agreement to provide that Mr. Thomson will be entitled to receive an annual bonus with a target of not less than $2,000,000 based on the achievement of performance metrics to be agreed upon in good faith and payable after the applicable fiscal year end. No other substantive changes to the previous employment agreement were made pursuant to the Amended and Restated Agreement.

Except as described above, the Amended and Restated Agreement does not modify the previous employment agreement.

The description of the Amended and Restated Agreement is qualified in its entirety by the full text of the Amended and Restated Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	News Corporation 2013 Long-Term Incentive Plan, as amended and restated effective August 6, 2014.

10.2	Amended and Restated Employment Agreement, dated August 5, 2014, between NC Transaction, Inc. and Robert Thomson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION

By:	/s/ Michael L. Bunder
Michael L. Bunder Senior Vice President, Deputy General Counsel and Corporate Secretary

Dated: August 11, 2014

EXHIBIT INDEX

Exhibit Number	Description

10.1	News Corporation 2013 Long-Term Incentive Plan, as amended and restated effective August 6, 2014.

10.2	Amended and Restated Employment Agreement, dated August 5, 2014, between NC Transaction, Inc. and Robert Thomson.